Exhibit 99(c)(7)

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Project Oak Tree

Potential Buyers Contact Summary

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Champions of Growth

December 16, 2005

Potential Buyers Contact Summary

Strategic Buyers Contact Summary – Tier I

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

ACCESS	x	Will hear back later this month.
Alcatel	x	x	Sent Teaser. Waiting to hear back from technology team.
F5 Networks	x	Sent e-mail; waiting to hear back.
LogicaCMG	x	Initiated contact. Waiting to hear back.
Siemens	Hold off for now.
Telcordia Technologies	TWP conference call on 12/14/05; internally focused in the short term.

Total	6	4	1	0	0	0

Declined

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Comverse	x	x	x	Familiar with Oak Tree; focused on integrating Kenan acquisition; “Not the right time”.
Intellisync	x	x	x	Getting acquired by Nokia.
Lucent	x	x	x	Sector is generally of interest but prefer organic and other “viable” opportunities.
Motorola	x	x	x	Not interested; sector is of interest but “not the right time”.
Openwave	x	x	Declined; Pursuing organic initiatives.
Nortel	x	x	x	Declined; TWP to follow-up up to get more color.

Total	6	6	5	6	0	0

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Potential Buyers Contact Summary

Financial Buyers Contact Summary – Tier I

		Made	Sent		NDA	Mgmt.
Names to Contact		Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Vector Capital		x	x				Expressed concerns about scale (min. $40M run rate).
The Gores Group		x	x		x	x	Mgmt. presentation held on 12/15; will get back by mid next-week.
Austin Ventures		x	x		x	x	Interested but expressed concern around valuation.

Total	3	3	3	0	2	2

Declined

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Accel/KKR	x	x	x	Lack of scale; negative cash flow; might need additional investment.
Battery Ventures	x	x	x	Declined; Lack of scale.
Francisco Partners	x	x	Declined; lack of scale.
Garnett & Helfrich Capital	x	x	x	Declined; Busy integrating Ingres.
Golden Gate Capital	x	x	x	Declined; TWP to get more color.
Shah Capital	x	x	x	Subscale / negative cash flows / uncomfortable with using Oak Tree as a platform, given assumption that they’d likely need to complement with additional acquisitions.

Total	6	6	5	6	0	0

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Potential Tier II Partners

Strategic Buyers

		Made	Sent		NDA	Mgmt.
Names to Contact		Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

BridgePort Networks
Cisco
Glenayre
Huawei / ZTE
Intrado
Kineto Wireless
MetaSolv Software
Redknee
Sybase
Syniverse
NewStep
VeriSign

Total	12	0	0	0	0	0

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